Exhibit 3.49

CERTIFICATE OF FORMATION

OF

PNK (ST. LOUIS 4S), LLC,

a Delaware limited liability company

This Certificate of Formation of PNK (ST. LOUIS 4S), LLC is being duly executed and filed by the undersigned, as an authorized person, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company is PNK (ST. LOUIS 4S), LLC

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of PNK (ST. LOUIS 4S), LLC this 8th day of August, 2005.

/s/ John A. Godfrey
John A. Godfrey, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

Name of Limited Liability Company: PNK (St. Louis 4S), LLC

The Certificate of Formation of the limited liability company is hereby amended as follows:

See attached Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of August, A.D. 2007

By:	/s/ John A. Godfrey
Authorized Person(s)

Name:	John A. Godfrey

AMENDMENT TO

CERTIFICATE OF FORMATION

OF

PNK (ST. LOUIS 4S), LLC

This Amendment to the Certificate of Formation of PNK (St. Louis 4S), LLC (the “Company”) is being duly executed and filed by the undersigned, as an authorized person, pursuant to the Delaware Limited Liability Company Act.

FIRST: The name of the Company is PNK (St. Louis 4S), LLC.

SECOND: The FIRST paragraph of the Certificate of Formation is hereby amended in its entirety and replaced with the following new FIRST paragraph:

“FIRST: The name of the limited liability company is PNK (STLH), LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Formation on July 27, 2007.

/s/ John A. Godfrey
John A Godfrey, Authorized Person